                                                Registration No. ____________


                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              --------------------------


                           NETWORK COMPUTING DEVICES, INC.
                           -------------------------------
                (Exact name of registrant as specified in its charter)

         California                                    77-0177255
  -----------------------------------      -----------------------------------
   (State or other jurisdiction of         (I.R.S. employer identification no.)
    incorporation or organization)


                             350 North Bernardo Avenue
                              Mountain View, CA 94043
                             -------------------------
                (Address of principal executive offices) (Zip code)


                           NETWORK COMPUTING DEVICES, INC.
                               1989 STOCK OPTION PLAN
                      1994 OUTSIDE DIRECTORS STOCK OPTION PLAN
                         1992 EMPLOYEE STOCK PURCHASE PLAN
                       AND INDIVIDUAL STOCK OPTION AGREEMENT
                       -------------------------------------
                               (Full Title of the Plan)


                                 Robert G. Gilbertson
                        President and Chief Executive Officer
                           Network Computing Devices, Inc.
                              350 North Bernardo Avenue
                               Mountain View, CA 94043
                               -----------------------
                       (Name and address of agent for service)

Telephone number, including area code, of agent for service:  650/694-0650.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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
-------------------------------------------------------------------------------------------------------------------------------
                                            CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed                   Proposed
                                                             maximum                    maximum
Title of securities                Amount to be           offering price               aggregate                  Amount of
to be registered (1)                registered             per share (2)           offering price (2)         registration fee
-------------------------------------------------------------------------------------------------------------------------------
1989 STOCK OPTION PLAN
Common Stock                         233,676                 $8.5938                  $2,008,164.81
No Par Value                       2,466,324                 $5.76                   $14,206,026.24


1994 OUTSIDE DIRECTORS
STOCK OPTION PLAN
Common Stock                          62,500                 $8.5938                    $537,112.50
No Par Value                         187,500                 $6.9350                  $1,300,312.50


1992 EMPLOYEE STOCK
PURCHASE PLAN
Common Stock                         215,281                 $7.3047                  $1,572,563.12
No Par Value


INDIVIDUAL OPTION
Common Stock                         265,000                 $3.50                      $927,500.00
No Par Value


TOTALS                             3,430,281                                         $20,551,679.17               $6,227.78

-----------------------
(1) The securities to be registered include options and rights to acquire such Common Stock.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1989 Stock Option Plan and the 1994 Outside Directors Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 1989 Stock Option Plan and the 1994 Outside Directors Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on November 10, 1997, as reported on the National Association of Securities Dealers Automated Quotations System. The 1992 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for purchase rights under this plan is based upon 85% of the average of the high and low prices of the Common Stock on November 10, 1997, as reported on the National Association of Securities Dealers Automated Quotations System. As to the 265,000 shares under the individual stock option agreement, the price is based upon the exercise price.


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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    Network Computing Devices, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

    (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1996, as filed with the Commission.

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

    (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 25, 1992, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law.


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    In addition, each director will continue to be subject to liability for
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Inapplicable.

ITEM 8.  EXHIBITS

    See Exhibit Index.

ITEM 9.  UNDERTAKINGS

         (a)  RULE 415 OFFERING

              The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                                   -4-
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PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
              REFERENCE

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                 SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on November 13, 1997.


                                    Network Computing Devices, Inc.



                                    By:  /s/ Robert G. Gilbertson
                                       ----------------------------------
                                         Robert G. Gilbertson,
                                         President and Chief Executive Officer


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                     SIGNATURES AND POWER OF ATTORNEY

    The officers and directors of Network Computing Devices, Inc. whose signatures appear below, hereby constitute and appoint Robert G. Gilbertson and Rudolph G. Morin, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 13, 1997.

Signature                         Title
------------------------------------------------------------------------------


/s/ Robert G. Gilbertson          President, Chief Executive Officer, and
-----------------------------     Director (Principal Executive Officer)
Robert G. Gilbertson


/s/ Rudolph G. Morin              Executive Vice President, Operations &
-----------------------------     Finance and Chief Financial Officer
Rudolph G. Morin                  (Principal Financial and Accounting Officer)

/s/ Peter Preuss                  Director
-----------------------------
Peter Preuss

/s/ Philip Greer                  Director
-----------------------------
Philip Greer

/s/ Paul Low                      Director
-----------------------------
Paul Low

                                  Director
-----------------------------
Stephen A. MacDonald


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                               EXHIBIT INDEX


 4.1 Amended and Restated Articles of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Form 10-K Annual Report for the year ended December 31, 1992, filed with the Securities and Exchange Commission

 4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (No. 33-47246) filed with the Securities and Exchange Commission, effective on June 4, 1992

 4.3     Amendments to Bylaws of the Company, effective as of August 12, 1997

 4.4 Rights Agreement dated as of August 12, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., which includes as Exhibit B the form of Rights Certificate, is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission as of August 14, 1997 (File No. 000-20124)

 5       Opinion re legality

23.1     Consent of Counsel (included in Exhibit 5)

23.2     Consent of KPMG Peat Marwick LLP

24 Power of Attorney (included in signature pages to this registration statement)


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